Exhibit 99.1

ANDEAVOR LOGISTICS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

References to "Andeavor Logistics," “we,” “us” and “our” mean Andeavor Logistics LP and its consolidated subsidiaries, unless the context otherwise requires.

Pro Forma Financial Statements

Effective October 30, 2017, Andeavor Logistics closed its merger with Western Refining Logistics, LP (“WNRL”) (the “Merger”). The closing of the Merger was conditioned upon, among other things, the adoption and effectiveness of the Second Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP ("Andeavor Logistics Partnership Agreement"), pursuant to which, simultaneously with the closing of the Merger: the incentive distribution rights in Andeavor Logistics (the “IDRs”) held by Tesoro Logistics GP, LLC (“TLGP”), the general partner of Andeavor Logistics and wholly-owned subsidiary of Andeavor, were canceled (the “IDR Exchange”) and the general partner interests in Andeavor Logistics held by TLGP were converted into a non-economic general partner interest in Andeavor Logistics (together with the IDR Exchange, the “IDR/GP Transaction”).

The following unaudited pro forma condensed combined financial statements, which are referred to as the unaudited pro forma financial statements, have been prepared to assist in the analysis of financial effects of the Merger. The unaudited pro forma condensed statements of combined operations, which are referred to as the unaudited pro forma statements of operations, for the year ended December 31, 2016 and the nine months ended September 30, 2017, combine the historical statements of consolidated operations of Andeavor Logistics and WNRL, giving effect to the Merger and related transactions, including the IDR/GP Transaction, as if they had been completed on January 1, 2016, the beginning of the earliest period presented. The unaudited pro forma condensed statements of combined operations for the nine months ended September 30, 2017 were derived from the unaudited condensed consolidated financial statements of Andeavor Logistics for the nine months ended September 30, 2017 and the unaudited condensed consolidated financial statements of WNRL for the periods from January 1, 2017 through September 30, 2017. The unaudited pro forma condensed combined balance sheet, which is known as the unaudited pro forma balance sheet, combines the historical condensed consolidated balance sheets of Andeavor Logistics and WNRL as of September 30, 2017, giving effect to the Merger and related transactions, including the IDR/GP Transaction, as if they had been completed on September 30, 2017. The historical consolidated financial statements of WNRL have been adjusted to reflect certain reclassification and other conforming adjustments in order to align to Andeavor Logistics condensed financial statement presentation.

Effective June 1, 2017, Andeavor acquired Western Refining Inc., including a controlling interest in WNRL thus establishing common control between Andeavor Logistics, WNRL, TLGP and Western Refining Logistics GP, LLC (“WNRL General Partner”). In accordance with the guidance under Accounting Standards Codification Topic 805: Business Combinations, the Merger transactions are accounted for as a reorganization of entities under common control. The assets and liabilities of WNRL and WNRL General Partner transferred between entities under common control were recorded by Andeavor Logistics based on Andeavor's historical cost basis, which included a step up basis resulting from its preliminary purchase price allocation. Andeavor Logistics recorded WNRL's assets and liabilities at Andeavor's basis as of June 1, 2017, the date that common control was first established, for the successor period from June 1, 2017 through September 30, 2017 and, for the purpose of these unaudited pro forma condensed combined financial statements, for the predecessor period from January 1, 2016 through May 31, 2017. The pro forma adjustments also contemplate the impact of the removal of the economic interest of TLGP and the IDR Exchange. We do not present any pro forma annual periods prior to January 1, 2016 as common control was not achieved until June 1, 2017.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Merger; (2) directly attributable to the IDR/GP Transaction; (3) factually supportable; and (4) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Andeavor Logistics and WNRL following the Merger. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger and related transactions, including the IDR/GP Transaction, occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the Merger. The unaudited pro forma financial statements include assets and liabilities of WNRL and WNRL General Partner adjusted for Andeavor's historical cost basis, which includes a step up basis resulting from its preliminary purchase price allocation. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger and, accordingly, do not attempt to predict or suggest future results. Further, the unaudited pro forma financial statements do not reflect (i) any other acquisition subsequent to the balance sheet date presented or (ii) the effect of any regulatory actions that may impact the results of the combined partnership following the Merger.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial statements;

•
the historical audited consolidated financial statements of Andeavor Logistics for the year ended December 31, 2016 included as exhibit 99.1 in Andeavor Logistics' Current Report on Form 8-K, filed with the SEC on August 21, 2017, and incorporated by reference into this document;

•
the historical unaudited condensed consolidated financial statements of Andeavor Logistics as of and for the nine months ended September 30, 2017, included in Andeavor Logistics' Quarterly Report on Form 10-Q and incorporated by reference into this document;

•
the historical audited consolidated financial statements of WNRL for the year ended December 31, 2016, included in WNRL’s Annual Report on Form 10-K and incorporated by reference into this document, which has not been updated for the retrospective adoption of Accounting Standards Update 2016-09, “Improvements to Employee Share-Based Payment Accounting.” WNRL adopted this accounting standards update on January 1, 2017. The presentation of WNRL’s Consolidated Statements of Cash Flows for the years ended December 31, 2016 and 2015 would have been retrospectively adjusted to include payments of $0.5 million each year for tax withholdings for stock-based compensation in net cash used in financing activities that was previously reported in net cash provided by operating activities as a change in accounts payable and accrued liabilities. There were no payments during the year ended December 31, 2014; and

•	the historical unaudited condensed consolidated financial statements of WNRL as of and for the nine months ended September 30, 2017, incorporated by reference into this document.

ANDEAVOR LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2017
(in millions, except per unit information)

	Historical		Pro Forma Adjustments
	Andeavor Logistics	WNRL	Andeavor's Basis in WNRL	Notes	Other Adjustments	Notes	Combined
Revenues
Affiliate	$624	$639	$—		$—		$1,263
Third-party	653	1,234	—		(2)	(c)	1,885
Total Revenues	1,277	1,873	—		(2)		3,148
Costs and Expenses
Cost of materials and other (excluding items shown separately below)	179	1,610	—		—		1,789
Operating expenses	399	136	—		(2)	(c)	529
					(4)	(d)
General and administrative expenses	78	25	—		(9)	(e)	94
Depreciation and amortization expenses	178	29	18	(a)	1	(d)	226
Gain on asset disposals and impairments, net	(24)	(3)	3	(b)	—		(24)
Operating Income	467	76	(21)		12		534
Interest and financing costs, net	(178)	(20)	—		11	(f)	(187)
Equity in earnings of equity method investments	7	—	—		—		7
Other income, net	3	—			—		3
Earnings Before Income Taxes	299	56	(21)		23		357
Benefit for Income Taxes	—	1			—		1
Net Earnings	$299	$57	$(21)		$23		$358
General partner's interest in net earnings	(4)	—	—		4	(g)	—
General partner's incentive distribution rights	(75)	(7)	—		82	(g)	—
Limited partners' interest in net earnings	$220	$50	$(21)		$109		$358

Net Earnings per Unit:
Basic	$2.05	$0.82			$(1.20)		$1.67
Diluted	$2.05	$0.82			$(1.21)		$1.66
Subordinated - basic and diluted	$—	$0.77			$(0.77)	(i)	$—
Weighted Average Common Units Outstanding:
Basic	107.0	55.9			52.1	(j)	215.0
Diluted	107.1	56.0			52.1	(j)	215.2
Subordinated - basic and diluted	—	5.0			(5.0)	(i)	—

ANDEAVOR LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(in millions, except per unit information)

	Historical		Pro Forma Adjustments
		Predecessor
	Andeavor Logistics	WNRL	Andeavor's Basis in WNRL	Notes	Other Adjustments	Notes	Combined
Revenues
Affiliate	$715	$702	$—		$—		$1,417
Third-party	505	1,521	—		(3)	(c)	2,023
Total Revenues	1,220	2,223	—		(3)		3,440
Costs and Expenses
Cost of materials and other (excluding items shown separately below)	—	1,916	—		—		1,916
Operating expenses	444	175	—		(3)	(c)
					(5)	(d)
					1	(h)	612
General and administrative expenses	95	24	—		—		119
Depreciation and amortization expenses	190	39	24	(a)	1	(d)
					(1)	(h)	253
Loss (gain) on asset disposals and impairments, net	4	(1)	—		—		3
Operating Income	487	70	(24)		4		537
Interest and financing costs, net	(191)	(26)	—		16	(f)	(201)
Equity in earnings of equity method investments	13	—	—		—		13
Other income, net	6	—	—		—		6
Earnings Before Income Taxes	315	44	(24)		20		355
Provision for Income Taxes	—	(1)	—		—		(1)
Net Earnings	$315	$43	$(24)		$20		$354

Loss attributable to Predecessors	$24	$24	$—		$—		$48
Net earnings attributable to Partners	339	67	(24)		20		402
General partner's interest in net earnings	(4)	—	—		4	(g)	—
General partner's incentive distribution rights	(148)	(5)	—		153	(g)	—
Limited Partners' interest in Net Earnings	$187	$62	$(24)		$177		$402
Net Earnings per Unit:
Basic	$1.87	$1.16			$(1.08)		$1.95
Diluted	$1.87	$1.16			$(1.08)		$1.95
Subordinated - basic and diluted	$—	$1.21			$(1.21)	(i)	$—
Weighted Average Common Units Outstanding:
Basic	98.2	30.0			78.0	(j)	206.2
Diluted	98.2	30.0			78.1	(j)	206.3
Subordinated - basic and diluted	—	22.8			(22.8)	(i)	—

ANDEAVOR LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017
(in millions)

	Historical		Pro Forma Adjustments
	Andeavor Logistics	WNRL	Andeavor's Basis in WNRL	Notes	Adjustments	Notes	Combined
ASSETS
Current Assets
Cash and cash equivalents	$16	$22	$—		$—		$38
Receivables, net of allowance for doubtful accounts
Trade and other	149	69	—		—		218
Affiliate	114	62	—		—		176
Prepayments and other current assets	17	6	(3)		3	(bb)	23
Total Current Assets	296	159	(3)		3		455
Property, Plant and Equipment, Net	4,013	409	892	(aa)	—		5,314
Acquired Intangibles, Net	1,038	6	130	(aa)	(3)	(bb)	1,171
Goodwill	127	—	734	(aa)	—		861
Equity Method Investments	325	—	—		—		325
Other Noncurrent Assets, Net	65	2	—		—		67
Total Assets	$5,864	$576	$1,753		$—		$8,193

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable
Trade	109	13	—		—		$122
Affiliate	43	147	—		—		190
Accrued interest and financing costs	92	—	—		3	(cc)
					(1)	(dd)	94
Other current liabilities	48	35	—		(3)	(cc)	80
Total Current Liabilities	292	195	—		(1)		486
Debt, Net of Unamortized Issuance Costs	3,765	314	32	(aa)	1	(dd)
					(320)	(ee)
					320	(ee)
					(25)	(ff)
					23	(gg)	4,110
Other Noncurrent Liabilities	56	—	—		—		56
Total Liabilities	4,113	509	32		(2)		4,652

Equity
Common unitholders	1,812	82	1,721	(aa)	25	(ff)
					(23)	(gg)
					(76)	(hh)	3,541
General partner	(61)	(15)	—		76	(hh)	—
Total Equity	1,751	67	1,721		2		3,541
Total Liabilities and Equity	$5,864	$576	$1,753		$—		$8,193

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

MERGER

Effective October 30, 2017, Andeavor Logistics closed its merger with WNRL exchanging all outstanding common units of WNRL with units of Andeavor Logistics. WNRL public unitholders received 0.5233 units of Andeavor Logistics for each WNRL unit held while Andeavor effectively received 0.4639 units as certain units held by Andeavor’s subsidiaries were canceled in the transaction. The combined effective exchange ratio for the Merger was 0.4921 units of Andeavor Logistics for every unit of WNRL. Concurrently with the closing of the Merger, WNRL GP Merger Sub LLC, a direct, wholly-owned subsidiary of Andeavor Logistics merged with and into WNRL General Partner with WNRL General Partner being the surviving entity and becoming a wholly-owned subsidiary of Andeavor Logistics (the "GP Merger").

The closing of the Merger was conditioned upon, among other things, the adoption and effectiveness of the Second Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP, pursuant to which, simultaneously with the closing of the Merger: (i) the IDR Exchange, (ii) the IDR/GP Transaction, and (iii) Andeavor and its affiliates, including TLGP, agreed to increase and extend existing waivers on distributions to Andeavor and its affiliates by $60 million to an aggregate of $160 million between 2017 and 2019. As consideration for the IDR/GP Transaction, TLGP was issued 78.0 million common units in Andeavor Logistics simultaneously with the closing of the Merger, valued at $3.6 billion based on Andeavor Logistics' closing unit price of $45.90 on October 30, 2017.

In addition, the GP Merger occurred concurrently with the effective time of the Merger. In exchange for the cancellation of each WNRL TexNew Mex Unit, Western Refining Southwest, Inc., ("Southwest") as the holder of all such units, will be entitled to receive new Andeavor Logistics TexNew Mex Units with substantially equivalent rights and obligations to the WNRL TexNew Mex Units. As a result of the GP Merger, WNRL General Partner will continue as a wholly owned subsidiary of Andeavor Logistics and as the general partner of WNRL with a non-economic general partner interest in WNRL. For the purposes of the unaudited pro forma financial statements, these transactions were not deemed to be material for presentation.

UNAUDITED PRO FORMA FINANCIALS

Effective June 1, 2017, Andeavor acquired Western Refining Inc., including a controlling interest WNRL thus establishing common control between Andeavor Logistics, WNRL, TLGP and WNRL General Partner. The unaudited pro forma financial statements have been prepared assuming the Merger is accounted for as a reorganization of entities under common control. The assets and liabilities of WNRL and WNRL General Partner transferred between entities under common control will be recorded by Andeavor Logistics based on Andeavor's historical cost basis, which includes a step up basis resulting from the assignment of Andeavor's preliminary purchase price allocation. Andeavor Logistics will record WNRL's assets and liabilities at Andeavor's basis as of June 1, 2017, the date that common control was first established. The pro forma adjustments further contemplate the impact of the IDR/GP Transaction. We do not present any pro forma annual periods prior to January 1, 2016 as common control was not achieved until June 1, 2017.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Merger; (2) directly attributable to the IDR/GP Transaction; (3) factually supportable; and (4) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Andeavor Logistics and WNRL following the Merger.

As part of the IDR/GP Transaction, Andeavor agreed to waive receipt of specified amounts of distributions through 2019. This waiver has no impact on the unaudited pro forma financial statements, including the calculation of earnings per unit, as the waiver only impacted distributions paid. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the Merger. The unaudited pro forma financial statements include assets and liabilities of WNRL and WNRL General Partner adjusted for Andeavor's historical cost basis, which includes a step up basis resulting from assigning its preliminary purchase price. Additionally, the final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein. The purchase price allocation adjustments can be made through the end of Andeavor’s measurement period, which is not to exceed one year from the acquisition date.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analysis is performed. The unaudited pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the unaudited pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Merger that are not expected to have a continuing impact. Further, one-time transaction-related expenses incurred in conjunction with closing the

Merger are not included in the unaudited pro forma statements of operations. However, the impact of such transaction expenses are reflected in the unaudited pro forma balance sheet as a decrease to retained earnings and an increase to debt.

NOTE 2 - FINANCING

The unaudited pro forma financial statements contemplates pro forma financing activities, which consists of a repayment of WNRL's $300 million in aggregate principal amount of 7.5% senior notes due 2023, (the "WNRL Senior Notes"), and borrowings of $20 million on WNRL's senior secured revolving credit facility, (the "WNRL Credit Facility"). Repayment was funded utilizing borrowings on Andeavor Logistics' senior secured revolving credit facility, (the "Andeavor Logistics Credit Facility").

WNRL SENIOR NOTES

On February 11, 2015, WNRL entered into an indenture among WNRL, WNRL Finance Corp., a Delaware corporation and 100% owned subsidiary of WNRL (the "Finance Corp" and, together with WNRL, the "Issuers"), the Guarantors named therein and U.S. Bank National Association, under which the Issuers issued the WNRL Senior Notes, (the "Indenture"). The WNRL Senior Notes were to mature on February 15, 2023.

WNRL REVOLVING CREDIT FACILITY

On September 15, 2016, WNRL entered into a Commitment Increase and First Amendment to Credit Agreement to the WNRL Credit Facility to bring the total commitment to $500 million. The WNRL Credit Facility was to mature on October 16, 2018. WNRL's creditors under the WNRL Credit Facility had no recourse to Andeavor's assets. Borrowings under the WNRL Credit Facility bore interest at either a base rate plus an applicable margin ranging from 0.75% to 1.75%, or at LIBOR plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin varied based on WNRL's Consolidated Total Leverage Ratio, as defined in the WNRL Credit Facility. WNRL incurred financing costs associated with the amendment of $1.2 million.

As of September 30, 2017, the availability under the WNRL Credit Facility was $479 million. This availability was net of $20 million in direct borrowings and $1 million in outstanding letters of credit. The interest rate for the borrowings under the WNRL Credit Facility was 3.24% as of September 30, 2017. The effective rate of interest, including contractual interest and amortization of loan fees, on the WNRL Credit Facility was 3.50% as of September 30, 2017.

ANDEAVOR LOGISTICS REVOLVING CREDIT FACILITY

The Andeavor Logistics Credit Facility provides for total loan capacity of $600 million as of September 30, 2017. Borrowings are available under the Andeavor Logistics Credit Facility up to the total loan availability of the facility. The Andeavor Logistics Credit Facility is non-recourse to Andeavor, except for TLGP, and is guaranteed by all of our consolidated subsidiaries with the exception of certain non-wholly owned subsidiaries acquired in the Rockies Natural Gas Business acquisition and secured by substantially all of our assets. As of September 30, 2017, there was $35 million in borrowings outstanding under the Andeavor Logistics Credit Facility, which had unused credit availability of $565 million, or 94% the borrowing capacity. The weighted average interest rate for borrowings under the Andeavor Logistics Credit Facility was 3.49% at September 30, 2017. Andeavor Logistics is allowed to request the loan availability for the Andeavor Logistics Credit Facility be increased up to $1.1 billion, subject to receiving increased commitments from lenders.

PRO FORMA FINANCING

As of September 30, 2017, WNRL had $320 million of indebtedness outstanding, excluding $6 million of unamortized debt issuance costs. Andeavor Logistics repaid this amount with funds drawn on the Andeavor Logistics Credit Facility in connection with the Merger. As such, adjustments to debt and interest expense are included in these unaudited pro forma financial statements. These adjustments consist of an incremental adjustment of $32 million as outlined in the following table:

Pro Forma Adjustment to Long-Term Debt	September 30, 2017
Existing WNRL debt obligations refinanced:	(in millions)
Revolving Credit Facility due 2018	$(20)
7.25% Senior Unsecured Notes due 2023	(300)
Less: Unamortized debt issuance costs	6
Total debt obligations refinanced	(314)
Recognition of the basis adjustment by Andeavor	(26)
Write-off of the fair market value adjustment recognized by Andeavor	25
Interest due on debt obligations refinanced	4
Add: Additional borrowings under the Andeavor Logistics Credit Facility to pay the early redemption premium on WNRL Senior Notes	23
Add: Additional borrowings under the Andeavor Logistics Credit Facility to refinance the WNRL debt obligations	320
Increase to Long-term Debt as of September 30, 2017	$32

Additionally, the following table outlines the adjustments made to interest expense for the year ended December 31, 2016, and nine months ended September 30, 2017:

Pro Forma Adjustment to Interest Expense	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Interest expense for existing debt obligations refinanced:	(in millions)
WNRL obligations	$(18)	$(24)
Reverse related amortization of loan fees and discount	(1)	(2)
Interest expense for incremental borrowings:
Interest expense on incremental revolver borrowings (a)	8	10
Decrease to Interest Expense	$(11)	$(16)

(a)
As of September 30, 2017, the cost for Andeavor Logistics to borrow on the Andeavor Logistics Credit Facility was 3.49% based on the 1-month LIBOR rate as of September 30, 2017 plus 225 basis points. A 0.125% change in interest rate for the assumed borrowing under the Andeavor Logistics Credit Facility would impact interest expense by less than $1 million.

NOTE 3 - IDR/GP TRANSACTION

At September 30, 2017, TLGP held a 2% general partner interest in our operations as well as the Andeavor Logistics IDRs, in accordance with the the First Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP, as amended.

In connection with entering into the Agreement and Plan of Merger dated as of August 13, 2017, TLGP and Andeavor Logistics entered into a Sponsor Equity Restructuring Agreement, dated as of August 13, 2017, by and among Andeavor Logistics, TLGP and Andeavor (the “Sponsor Equity Restructuring Agreement”) in which the economic interest of the 2% general partner interest and the Andeavor Logistics IDRs will be exchanged in the IDR/GP Transaction for 78,000,000 Andeavor Logistics common units at the closing of the Merger. TLGP will remain the general partner, but the general partner units would no longer participate in the proportionate share of distributed operating surplus and all Andeavor Logistics IDRs would be canceled in accordance with the Sponsor Equity Restructuring Agreement. For further information, refer to items (i) and (hh) in Note 4 for the impact of this transaction on the unaudited pro forma condensed combined financial statements.

NOTE 4 - PRO FORMA ADJUSTMENTS

STATEMENT OF OPERATIONS

The unaudited pro forma statements of operations reflect the following adjustments:

(a)
To adjust depreciation and amortization expense for incremental depreciation and amortization from the change in useful lives and the recognition of Andeavor's basis for WNRL's property, plant and equipment and intangibles assets as outlined in Note 1;

(b)
To reverse the gain on asset disposal recorded by WNRL in the successor period subsequent to June 1, 2017. The sales price of the asset matched Andeavor's basis recognized as of June 1, 2017, therefore no gain is recorded on the sale;

(c)	To reclassify WNRL's pipeline imbalance gains from revenues to operating expenses to conform with our financial statement presentation;

(d)
To remove WNRL's turnaround expenses and to amortize deferred turnaround expenses. Andeavor Logistics applies the deferral method of accounting for planned major maintenance activities. As a result, a pro forma adjustment in the unaudited pro forma statements of operations has been made to defer amounts expensed by WNRL and recognize corresponding amortization expense related to these major maintenance activities;

(e)	To remove material non-recurring transaction costs that are directly related to the Merger and IDR/GP Transaction;

(f)	To adjust interest expense based on the extinguishment of the WNRL Senior Notes and the WNRL Credit Facility using borrowings under the Andeavor Logistics Credit Facility as outlined in Note 2;

(g)
To remove TLGP's interest in net earnings to reflect the conversion of the general partner interests in Andeavor Logistics into a non-economic general partner interest and to remove the IDRs pursuant to the Sponsor Equity Restructuring Agreement;

(h)	To reclassify WNRL's expenses associated with right-of-way assets during the periods presented to operating expenses in conformity with our financial statement presentation;

(i)
To remove the effects of WNRL's subordinated units in the earnings per unit calculation and the weighted average units outstanding as the subordination period for WNRL's subordinated units ended on March 7, 2017, resulting in the conversion of 22,811,000 subordinated units into a corresponding number of WNRL common units on a one-for-one basis on such date; and

(j)	To adjust the weighted average number of common units outstanding based on the exchange ratios, as described in Note 1, as of the record date for determining holders of WNRL common units, as follows:

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Basic:	(in millions)
Elimination of WNRL historical weighted average limited partner units	(55.9)	(30.0)
Incremental Andeavor Logistics common units issued per Sponsor Equity Restructuring Agreement	78.0	78.0
Incremental Andeavor Logistics common units issued upon Merger	30.0	30.0
Weighted average limited partner unit adjustment, net	52.1	78.0

Diluted:
Elimination of WNRL historical weighted average limited partner units	(56.0)	(30.0)
Incremental Andeavor Logistics common units issued per Sponsor Equity Restructuring Agreement	78.0	78.0
Incremental Andeavor Logistics common units issued upon Merger	30.0	30.0
Dilutive effect of issuance of Andeavor Logistics phantom unit awards in exchange for outstanding WNRL phantom unit awards	0.1	0.1
Weighted average limited partner unit adjustment, net	52.1	78.1

In connection with the Merger, 3,634,473 WNRL common units owned by Southwest were canceled. Southwest did not receive any Andeavor Logistics common units with respect to such canceled units. However, Southwest did receive a special limited partner interest with no right to vote or receive allocations of net income, net loss and distributions as further described in the Andeavor Logistics Partnership Agreement. The effect of this cancellation is included in the estimated incremental Andeavor Logistics common units issued upon Merger in the above table.

COMBINED BALANCE SHEET

The unaudited pro forma balance sheet reflects the following adjustments:

(aa)	The table below reflects the adjustments to push down Andeavor's basis in WNRL:

	WNRL Historical Book Balance	Push Down of Preliminary Assignment of Purchase Price	Combined Basis
	(in millions)
Prepayments and other current assets	$6	$(3)	$3
Property, plant and equipment, net	409	892	1,301
Acquired intangibles, net	6	130	136
Goodwill	—	734	734
Debt	(314)	(32)	(346)
Limited partner	(82)	(1,721)	(1,803)

(bb)	To reclassify WNRL's right of way assets from acquired intangibles to prepayments and other current assets to conform to our financial statement presentation;

(cc)	To reclassify amounts accrued for interest by WNRL from other current liabilities to accrued interest and financing costs to conform to our financial statement presentation;

(dd)	To reflect the increase in the Andeavor Logistics Credit Facility upon repayment of the outstanding accrued interest related to the WNRL Senior Notes and WNRL Credit Facility;

(ee)	To reflect our repayment of the WNRL Senior Notes and the WNRL Credit Facility with borrowings under the Andeavor Logistics Credit Facility;

(ff)	To reflect the write-off of the fair value on the WNRL Senior Notes based on their payoff;

(gg)	To record the early redemption penalty premium incurred pursuant to the repayment of the WNRL Senior Notes; and

(hh)	To recognize the equity impacts as illustrated in the table below:

Notes	Andeavor Logistics Limited Partner	Andeavor Logistics General Partner	WNRL Limited Partner	WNRL General Partner
	(in millions)
Book balance as of September 30, 2017	$1,812	$(61)	$82	$(15)
To recognize Andeavor's basis in WNRL from (aa) above	—	—	1,721	—
To recognize the GP Merger	—	(15)	—	15
To recognize the exchange of WNRL limited partner units for Andeavor Logistics limited partner units (1)	1,803	—	(1,803)	—
To remove the value of TLGP pursuant to the Sponsor Equity Restructuring Agreement (2)	(76)	76	—	—
To reflect the write-off of fair value per (ff) above	25	—	—	—
To record the early redemption premium per (gg) above	(23)	—	—	—
Pro forma equity balance as of September 30, 2017	$3,541	$—	$—	$—

(1)
The amount recognized consists of the value of units issued to public unitholders and net fair value step up in basis from Andeavor. No value is attributed to the issuance of Andeavor Logistics limited partner units because the transaction is being accounted for as a reorganization under common control.

(2)
The issuance of the 78,000,000 limited partner units is not reflected above because there is no net impact to Andeavor Logistics equity since the transaction is being accounted for as a reorganization under common control.